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                                                          EXHIBIT 11


                     HILLS STORES COMPANY AND SUBSIDIARIES
                STATEMENTS RE COMPUTATION OF PER SHARE EARNINGS



                                                Quarter         Quarter
                                                 Ended           Ended
                                                April 29,       April 30,
                                                  1995            1994
                                               ----------       ---------

Weighted average primary shares outstanding
- -------------------------------------------

Weighted average number of common shares
 assumed to be outstanding during the period    9,665,659       9,564,899

Assumed conversion of preferred stock                   -               -

Assumed exercise of stock options                       -               -

Assumed exercise of stock rights                        -               -

Assumed exercise of stock warrants                      -               -
                                                ---------       ---------
                                                9,665,659       9,564,899
                                                =========       =========



Weighted average fully-diluted shares outstanding
- -------------------------------------------------

Weighted average number of common shares
   assumed to be outstanding during the
   period                                       10,399,194      9,564,899

Assumed conversion of preferred stock                    -              -

Assumed exercise of stock options                        -              -

Assumed exercise of stock rights                         -              -

Assumed exercise of stock warrants                       -              -
                                                ----------      ---------
                                                10,399,194      9,564,899
                                                ==========      =========


The calculation of the weighted average fully-diluted shares outstanding assumes that actual conversions of Preferred Stock during the quarter occurred as of the beginning of the period being reported on. The conversion of Preferred Stock, and the exercise of stock options, stock rights, and stock warrants was not assumed as the result would be anti-dilutive.